    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2002



                                            REGISTRATION STATEMENT NO. 333-73004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                 PRE-EFFECTIVE
                                   AMENDMENT

                                    NO. 2 TO


                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           HOSTING SITE NETWORK, INC.

                 (Name of small business issuer in its charter)


              DELAWARE                               7379                              13-4122844
     (State of incorporation or          (Primary Standard Industrial               (I.R.S. Employer
   jurisdiction of organization)         Classification Code Number)              Identification No.)


                             ---------------------

                   32 POPLAR PLACE, FANWOOD, NEW JERSEY 07023
                                 (973) 652-6333
         (Address and telephone number of principal executive offices)
                             ---------------------
                                  SCOTT VICARI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           HOSTING SITE NETWORK, INC.
                   32 POPLAR PLACE, FANWOOD, NEW JERSEY 07023
                                 (973) 652-6333
           (Name, address and telephone number of agent for service)
                             ---------------------
           COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS
               SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                            ADAM S. GOTTBETTER, ESQ.
                             KEVIN F. BARRETT, ESQ.
                       KAPLAN GOTTBETTER & LEVENSON, LLP
                                630 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 983-6900
                             ---------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check and following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT BEING        OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES BEING REGISTERED               REGISTERED          PER SHARE(1)      OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock.......................                              $.05               $150,150               $50
                                                   3,003,000
Total........................................                                                 $150,150               $50
Amount Due...................................                                                                        $50
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated for purposes of computing the registration fee pursuant to Rule
    457.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED           , 2002.


PROSPECTUS

                           HOSTING SITE NETWORK, INC.

                        3,003,000 SHARES OF COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of 3,003,000 shares of our common stock. The selling stockholders will sell the shares from time to time at $.05 per share.

     No public market currently exists for the shares of common stock.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders.


     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 2.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is           , 2002

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
The Offering................................................    1
Risk Factors................................................    2
Cautionary Note Regarding Forward-Looking Statements........    7
Use of Proceeds.............................................    7
Capitalization..............................................    8
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    9
Dividend Policy.............................................    9
Description of Business.....................................   10
Management..................................................   14
Security Ownership of Certain Beneficial Owners and
  Management................................................   16
Certain Relationships and Related Transactions..............   16
Indemnification and Limitation of Liability of Management...   17
Description of Securities...................................   17
Selling Stockholders........................................   18
Plan of Distribution........................................   20
Market for Common Equity....................................   20
Legal Proceedings...........................................   21
Legal Matters...............................................   21
Experts.....................................................   21
Where You Can Find More Information.........................   21
Index to Financial Statements...............................  F-1
Financial Statements........................................  F-2


                             ---------------------

     You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until           , 2002 (90 days from the date of this prospectus), all
dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                               PROSPECTUS SUMMARY

     Hosting Site Network, Inc. ("Hosting") was incorporated May 31, 2000 in the state of Delaware. We intend to provide the computer software, network technology, and systems management necessary to offer our customers comprehensive outsourced web site and application hosting solutions. We primarily intend to provide web hosting services, putting businesses' web sites on the Internet. We are in the development stage and have had no operations or revenue to date.

     In order to gain further funding Hosting, sold 2,803,000 shares of our common stock from November 2000 through May 2001 in a private placement offering. Scott Vicari owns 3,000,000 shares of our common stock.


                                  THE OFFERING


Shares offered by the selling
  stockholders................   3,003,000

Common stock outstanding......   6,023,000

Use of proceeds...............   The selling stockholders will receive the net
                                 proceeds from the sale of shares. We will receive none of the proceeds from the sale of shares offered by this prospectus.

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.


RISKS CONCERNING OUR BUSINESS



  WE HAVE NO OPERATING HISTORY.


     We are a new enterprise that has had no revenues to date and no operating history upon which an evaluation of our business and prospects can be based. Our accumulated deficit as of September 30, 2001 is $71,015. Losses for the year ending September 30, 2001 were $70,420. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our products. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance. (See DESCRIPTION OF BUSINESS.)


 WE ARE DEPENDENT UPON SCOTT VICARI, ANY REDUCTION IN HIS ROLE IN HOSTING WOULD HAVE A MATERIAL ADVERSE EFFECT.



     The success of Hosting is dependent on the vision, knowledge, business relationships and abilities of Hosting's CEO and president Scott Vicari. Any reduction of Mr. Vicari's role in the business would have a material adverse effect on Hosting. Hosting does not have a key man life insurance policy on Mr. Vicari.



  WE MAY HAVE DIFFICULTY IN OBTAINING ADDITIONAL FUNDING, IF REQUIRED.


     If additional funds are needed, we may have difficulty obtaining them, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on future decisions by us to make capital expenditures, acquisitions or asset sales.

     We may not be able to locate additional funding sources at all or on acceptable terms. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.


 WE ARE DEPENDENT ON EARTHLINK AND VERIZON FOR ACCESS TO THE INTERNET NETWORK.



     Our ability to offer end-users a high-quality hosting network on an affordable basis is dependent upon our contractual relationship with Earthlink which charges us a fixed monthly fee for Internet access. We have a contract with Earthlink, which has a month to month term. Earthlink contracts with Verizon. We do not have a direct contract with Verizon. If these contracts were to be terminated, or if the terms were to be substantially amended, we might be required to enter into arrangements for bandwidth (capacity, e.g. amount of lanes on the "Internet highway") and connectivity (we now rely on Earthlink for our connection to the Internet) with others on less favorable terms. There is no assurance that we would be able to purchase connectivity on comparable terms and there is no assurance that we would be able to pass on additional costs to our customers. This could result in decreased Internet connection speed and a reduction in capacity, resulting in poorer service to our clients. Our inability to obtain bandwidth on comparable terms could materially and adversely affect our business, financial condition and results of operations.

 PROVIDING SERVICES TO CUSTOMERS WITH MISSION-CRITICAL WEB SITES AND WEB-BASED APPLICATIONS COULD POTENTIALLY EXPOSE US TO LAWSUITS FOR CUSTOMERS' LOST PROFITS OR OTHER DAMAGES.


     Because our Web site and application hosting services are critical to many of our customers' businesses, any significant interruption in our services could result in lost profits or other indirect or consequential damages to our customers. Our customers are required to sign service forms which incorporate our standard terms and conditions. Although these terms disclaim our liability for any such damages, a customer could still bring a lawsuit against us claiming lost profits or other consequential damages as the result of a service interruption or other Web site or application problems that the customer may ascribe to us. There can be no assurance a court would enforce any limitations on our liability, and the outcome of any lawsuit would depend on the specific facts of the case and legal and policy considerations. We also believe we would have meritorious defenses to any such claims, but there can be no assurance we would prevail. In such cases, we could be liable for substantial damage awards. Such damage awards might exceed our liability insurance by unknown but significant amounts, which would seriously harm our business.


RISKS CONCERNING OUR INDUSTRY



 WE MAY BE HURT BY SYSTEM FAILURES.


     Our success is largely dependent upon our ability to deliver high speed, uninterrupted access to our servers on the Internet. Any system failure that causes interruptions in our operations could have a material adverse effect on us. We currently rely upon Earthlink and Verizon. Failures in this or any other server farm on which we rely would result in customers' receiving no or diminished access to the Internet. (Our web server farmer is the two Dell computers we use to host websites.)


 WE COULD BE HELD LIABLE FOR INFORMATION DISSEMINATED OVER OUR NETWORK.


     The law relating to liability of ISPs for information and materials carried on or disseminated through their networks is not completely settled. The possibility that courts could impose liability for information or material carried on or disseminated through our network could require us to take measures to reduce our exposure to such liability. Such measures may require us to spend substantial resources or to discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

     Due to the increasing use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, taxes, defamation, obscenity, intellectual property protection, consumer protection, technology export and other controls. Changes in the regulatory environment relating to the Internet services industry could have a material adverse effect on our business, results of operation and financial condition.


 WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH RAPID INDUSTRY CHANGES.



     The Internet services industry in which we operate is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product innovations. We cannot guarantee that we will be able to identify new service opportunities successfully and develop and bring new services to market in a timely and cost-effective manner, or that products, software and services or technologies developed by others will not render our services non-competitive or obsolete. In addition, we cannot provide any assurance that our service developments or enhancements will achieve or sustain market acceptance or be able to address effectively the compatibility issues raised by technological changes or new industry standards. For example, we are using a Microsoft based system and may be unable to run services run by vendors who are not compatible with Microsoft. This type of compatibility problem may increase and therefore reduce our opportunities. Additionally, with more companies providing higher bandwidth for a lower cost, like DSL (digital subscriber lines) or cable, it is becoming less expensive for companies to host their own websites.

 WE OPERATE IN AN EVOLVING MARKET WITH UNCERTAIN PROSPECTS FOR GROWTH.


     Our future growth, if any, will depend on the continued trend of businesses outsourcing their Web site and application hosting and our ability to market our services effectively. There can be no assurance that the market for our services will grow, that our services will be adopted, or that businesses will use these Internet-based services to the degree or in the manner that we expect. It is possible that at some point businesses may find it cheaper, more secure or otherwise preferable to host their Web sites and applications internally and decide not to outsource the management of their Web sites and applications internally or self-manage and decide not to outsource the management of their Web sites and applications. If we are unable to react quickly to changes in the market, if the market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to become or remain profitable.


 WE MAY BE UNABLE TO ACHIEVE OUR OPERATING AND FINANCIAL OBJECTIVES DUE TO SIGNIFICANT COMPETITION IN THE WEB SITE AND APPLICATION HOSTING INDUSTRY.


     The market for hosting Web sites and applications is highly competitive. There are few substantial barriers to entry into this market and most of our current competitors have substantially greater financial, technical and marketing resources, larger customer bases, more data centers, longer operating histories, greater name recognition and more established relationships in the industry than we possess. Our current and potential competitors in the market include Web hosting service providers, as well as web design companies and countless of individual free-lance web designers.

     Our competitors may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their Web site hosting or application hosting services, which could allow them to reduce the relative prices of their Web site hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example they may offer both e-mail service and web hosting for a price comparable to what we offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services which may be competitive with those we provide. We also believe the Web site hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for us to compete.


 OUR SERVER FARMS AND THE NETWORKS WE RELY ON ARE SENSITIVE TO HARM FROM HUMAN ACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION.



     Our ability to provide reliable service will largely depend on the performance and security of our server farms. In addition, our customers often maintain confidential information on our servers. However, our data centers and equipment, the networks we use, and our potential customers' information are subject to damage and unauthorized access from human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism, including computer viruses, and other factors that have caused, and will continue to cause, interruptions in service or reduced capacity for our customers, and could potentially jeopardize the security of our customers' confidential information such as credit card and bank account numbers. The occurrence of a security breach, a natural disaster, interruption in service or other unanticipated problems could seriously damage our business and reputation and cause us to lose customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality. We also intend to provide our customers with service level agreements. If we do not meet the required service levels, we may have to provide credits to our customers, which could significantly reduce our revenues. Additionally, in the event of any resulting harm to customers, we could be held liable for damages. Awards for such damages might exceed our liability insurance by an unknown but significant amount and could seriously harm our business.

 IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE OUR BUSINESS COULD SUFFER.


     Internet and networking technology is changing rapidly. Our future success will depend largely on our ability to:

     - offer services that incorporate leading technologies;

     - address the increasingly sophisticated and varied needs of our prospective customers;

     - respond to technological advances and emerging industry standards on a timely and cost-effective basis; and

     - continue offering services that are compatible with products and services of other vendors.

     Our failure to conform to the prevailing standards, or the failure of common standards to emerge, could harm our business. In addition, products, services or technologies developed by others may render our services no longer competitive or obsolete.


 OUR BUSINESS WILL NOT GROW UNLESS INTERNET USAGE AND DEMAND FOR NEW WEB SITES GROWS.


     Our success will depend on the continued growth of business's need to expand their presence on the web. Our business plan anticipates extensive growth in the Web site hosting and application hosting markets. The growth of the Internet, including the Web site hosting and application hosting markets, is subject to a high level of uncertainty and depends on a number of factors, including the growth in consumer and business use of new interactive technologies, the development of technologies that facilitate interactive communications, security concerns and increases in data transport capacity. If the Internet as a commercial medium fails to grow or develops more slowly than expected, then our business is unlikely to grow.

     The recent growth in the use of the Internet in general has caused frequent periods of performance degradation. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our services. The performance of our Web site and application hosting services is ultimately limited by and relies on the speed and reliability of our networks and third party networks. Consequently, the growth of the market for our services depends on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.


  LOSS OF CORPORATE HEADQUARTERS



     Neither Hosting nor Mr. Vicari has a lease or title to the physical location where Hosting's operations and corporate headquarters are located. This location is the site of Hosting's computers. If Hosting lost use of this location it would cause a disruption in our service and most likely require the expenditure of funds to lease alternative office space. This would likely have a material negative impact on Hosting's operations.



  MR. VICARI'S CONFLICT OF INTEREST



     Mr. Vicari is involved in three other computer consulting ventures. This will put a serious constraint on his time and his availability to address matters concerning Hosting. This may have a material negative impact on Hosting's operations.



RISKS CONCERNING OUR OFFERING



 UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.



     There has been no public market for our common stock. There can be no assurance, moreover, that an active trading market will ever develop or, if developed, that it will be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you may be unable to sell your shares.

 PREFERRED STOCK ISSUED IN THE FUTURE MAY NEGATIVELY IMPACT HOLDERS OF COMMON STOCK.


     Our board of directors is authorized, without further stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.


 IF OUR STOCK DOES BECOME PUBLICLY TRADED, WE WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES.


     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, investors in the offering may find it more difficult to sell their securities. (See PLAN OF DISTRIBUTION.)


 WE MAY NOT QUALIFY FOR NASD OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.


     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the NASD Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. Hosting has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quote of Inventory's common stock on the OTCBB. The Form 211 has been filed. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See PLAN OF DISTRIBUTION.)


 WE ARE CONTROLLED BY OUR OFFICERS AND DIRECTORS WHICH MAY RESULT IN YOU HAVING NO CONTROL IN THE DIRECTION OR AFFAIRS OF HOSTING.


     Our president, CEO and chairman of the board and our secretary and director (three people in total) control approximately 50.1% of our outstanding common stock. As a result, they have the ability to control our company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock. (See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.)


  WE DO NOT EXPECT TO PAY DIVIDENDS.


     We do not anticipate paying cash dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Prospectus. For this purpose, any statements contained in this Prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2001.


Long-term debt..............................................  $       0
Total Liability.............................................      1,298
Stockholders' equity:.......................................     62,083
  Common stock, $.001 par value; authorized 20,000 shares,
     issued and outstanding 6,023,000 shares................      6,023
  Preferred stock, $.001 par value; authorized 1,000,000
     shares, issued and outstanding -0-.....................         --
  Additional paid-in capital................................    259,509
  Deferred stock based compensation.........................   (133,434)
  Accumulated deficit as of September 30, 2001..............     70,015
Total stockholders' equity..................................     62,083
Total capitalization........................................     63,381
                                                              =========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW



     Hosting was incorporated on May 31, 2000. We plan to provide businesses with Internet technology services. We intend to provide the computer software, network technology, and systems management necessary to offer our customers comprehensive outsourced web site and application hosting services. The principal services which we intend to offer are: Web site hosting; and E-mail and related services such as conference and bulletin board facilities and mailing list management. We expect to undertake each of these activities within the next 12 months. We have purchased two computers and began loading software and running tests on hosting web sites. To date we have loaded the following software, Windows 2000 Server, Microsoft Internet Information Server and Microsoft Exchange Server. We purchased the software in the retail market. No modifications were made to the software. We have had no revenue and no operations to date.



     The material general and administrative expenses that comprised the total expenses for the last fiscal year were directors' fees, $1,632; salaries, $16,566; legal fees, $46,779; and audit fees, $5,025, a total of $70,002.


     Hosting's plan of operations for the next twelve months does not include hiring any new personal.

     Hosting believes that it will not need to raise additional funds in the next twelve months.


INTELLECTUAL PROPERTY


     We have no trademark, copyright or patent protection at this time.


COMPETITION


     We expect to face intense competition in our efforts to deliver cost effective web services.


PROPERTIES


     We do not own a domain name or maintain a website at this time.


     At present, Hosting owns no real property. Hosting is currently operated out of an office in Fanwood, New Jersey. This office is provided by our president at no charge. We believe our present office space will be adequate for our needs for the foreseeable future.



EMPLOYEES


     As of October 31, 2001, we had no employees, other than our two officers and directors, Scott Vicari and Matthew Sebal, and director Ralph Brown.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                            DESCRIPTION OF BUSINESS


CORPORATE HISTORY


     Hosting Site Network, Inc. ("Hosting") was incorporated May 31, 2000 in the state of Delaware. We have had no revenues and no operations to date. Our wholly owned operating subsidiary HSN (NJ), Inc. was incorporated on August 20, 2001 in the state of New Jersey. Our planned operations will be conducted through HSN(NJ), Inc.

     On September 14, 2000, we concluded an asset purchase agreement with Nicklas Weich, (our former president CEO, CFO and Chairman of the Board), through which our then wholly owned subsidiary, CreativeSites.Com, Inc. acquired all of the assets of CreativeSites.com for 4,000,000 shares of our common stock. Creativesites.com was a sole proprietorship owned by Nick Weich, formed for the purpose of designing and hosting web sites.

     On April 30, 2001 we sold Creative Sites.com, Inc. to Nicklas Weich in exchange for his 4,000,000 shares of our common stock. At that time Nicklas Weich resigned as president CEO, CFO and Chairman of the Board. At that time Scott Ventura and John McVeigh also resigned as directors.

     On April 30, 2001 Scott Vicari, Matthew Sebal and Ralph Brown were appointed directors and Mr. Vicari was elected as President, Treasurer, CEO and Chairman of the Board and Mr. Sebal was elected as Secretary.


OVERVIEW



     We plan to provide businesses with Internet services. There has been no research and development expense in the past two fiscal years. We are dependent on EarthLink and Verizon for access to the Internet network. We pay EarthLink $199 per month. The term of the contract with EarthLink is monthly. EarthLink contracts with Verizon. We do not have a direct contract with Verizon. We intend to provide the computer software, network technology, and systems management necessary to offer our customers comprehensive outsourced web site and application hosting services. The principal services which we plan to offer are:


     - Web site hosting; and

     - E-mail and related services such as conference and bulletin board facilities and mailing list management.


INDUSTRY BACKGROUND



     The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. The Internet has become an important communication and commercial medium and presents a significant opportunity for associations and businesses to interact in new and different ways with a larger number of members, customers, employees, suppliers and partners. As use of the Internet grows, associations and businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based organizations have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other organizations have begun to use the Internet for an expanding variety of applications, ranging from corporate or association publicity and advertising, to sales, distribution, customer service, employee training and communication with partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have high performance standards, scalability and expert management 24 hours a day, 7 days a week.


     Enterprises generally utilize two types of Internet services: connectivity and valued-added services. We plan to provide companies with value-added services such as Web hosting and communication services that improve the internal and external operations of an enterprise. These value-added services represent one of the fastest growing segments of the Internet services market. The availability of Internet access, the advancements in technologies required to navigate the Internet and the proliferation of content and applications available over the Internet have attracted a growing number of Internet users.

     The Web hosting provider market is segmented into large national or multinational providers with large high speed networks and regional or local hosting companies, who typically rely upon the larger networks for Internet connectivity. The larger Web hosting companies, like UUNet are referred to as "tier one" networks, which exchange Internet traffic cost-free, at multiple public peering points, as well as through private peering arrangements.

     As is typical in the case of a new and rapidly evolving industry the Internet is characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. Demand for recently introduced products and services is subject to a level of uncertainty. Despite growing interest in the many uses of the Internet some potential users could be deterred from purchasing Internet access services because of a perceived inconsistent quality of service, the need to deal with multiple and frequently incompatible vendors, and perceived inadequate protection of the confidentiality of stored data and information moving across the Internet. In particular, a perceived lack of security of commercial data, such as credit card numbers, could impede commercial exploitation of the Internet. There can be no assurance that encryption or other technologies will satisfactorily address these security concerns. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises which have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business.


OUR BUSINESS STRATEGY


     Our business strategy is to provide affordable web hosting. We enable companies which seek to establish or reassess their presence on the Web by offering them attractive hosting packages at competitive rates. Through the binding of customers to monthly hosting and maintenance contracts, we encourage that the customer updates their web sites frequently, keeps the information current, and adapts the site to the changing need of their customers.

     We anticipate that a majority of the clients of our services will initially be in the small to medium sized business market, as well as individual professionals. Therefore, to a large extent, our ability to grow depends upon the level at which we can attract new customers and bind them to our hosting and maintenance agreements. Recently various major Internet portals and communities have begun offering free Web hosting space which, in theory, would be sufficient to a substantial part of our potential Web hosting clients. Such free services however, in most cases involve the involuntary placement of advertisement and limits in hosting space and bandwidth. Even though the tools provided in connection with these free services are sufficient for the most basic self-made design of Web sites, they do not offer the capability to construct an entire professional Web site.


SERVICES


     We plan to offer a variety of Internet services including Web hosting, Web consulting and electronic mail services. The following is a description of the services which we intend to provide to our customers.


  WEB SITE HOSTING


     We plan to offer our customers several options for hosting their Web sites. A customer can share space on a server which also hosts the Web sites of other customers. A Web site provides a company with a tangible identity and interactive presence on the Internet. The site allows a company to post information about itself that is easily accessible to all Internet users.

     We also plan to offer customers the convenience of a limited free monthly update to their web site, which is included in the hosting cost. The extent of the free update provided depends on the hosting plan and cannot be carried forward if it was not used in any given month. The free update will encourage customers to keep their web site up-to-date with the most current information and prices.

  CONSULTING SERVICES


     Our consulting services will provide customized assistance to customers. These services include performance tuning (making sure that Hosting's servers are doing the right job for the client, e.g. no hardware or software glitches), site architecture assessment (network layout, how your servers are laid out in correlation to the Internet connection), migration planning (moving a website from one hosting company to our hosting service), capacity planning and disaster recovery planning. Our consulting services will assist customers with limited resources or who lack Internet and technical expertise. Our consulting engagements will range from a few hours to a few weeks depending on the complexity and volume of the services needed. We believe our consulting services will play an increasingly important role in supporting the implementation and maintenance of complex Web sites and Web-based applications.


  OTHER SERVICES


     We plan to offer a variety of other services, which enable communication over the Internet. These include virtual hosting of electronic mail. This allows users to maintain their own domains while housing their e-mail on our servers. We also offer the filtering of unsolicited e-mail. Our ListServe Management product enables the broadcast of e-mail to an established user group. It is used to conduct training sessions electronically, thereby eliminating the travel and related costs associated with live sessions. Our Web board product is used to post messages to members of a closed group and allows recipients of messages to respond. We offer our customers various combinations of these services which we call packages. We will charge our customers a monthly fee per user per package, which varies from $5 to $25 depending on the complexity of the package.


     Our business is dependent upon the secure operation of our server farm used to host web sites. The server farm is the two Dell computers which run all the applications and services we will be providing. It is operating out of a basement location, which we believe is fairly secure from human interference and natural disasters.



COMPETITION


     The business of providing Web hosting services is highly competitive and there are no substantial barriers to entry. There are thousands of competitors and we are at the bottom in terms of size. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     - the capacity, reliability and security of the network with which we interconnect;

     - the pricing structure of our services;

     - expansion of the variety of services which we offer;

     - our ability to adapt our services to new technological developments;

     - our ability to implement broad and effective distribution channels; and

     - principal market and economic trends.

Current and prospective competitors include:

     - national, regional and local Web hosting companies;

     - Web site hosting providers; and

     - Free web hosting services and communities such as Yahoo's Geocities, HyperMart.net, and Xoom.com.


     As web hosting providers we will compete with Interland, UUNet, HostPro, IMC Online and thousands of smaller hosting companies. We are dependent upon EarthLink for access to the Internet. If our contract with EarthLink were to be terminated or if the cost were substantially raised, our ability to maintain competitive prices to our customers could be materially and adversely affected.


     Our competitors may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their Web site hosting or application hosting services, which could allow them to reduce the relative prices of their Web site hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example they may offer both e-mail service and web hosting for a price comparable to what we offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services which may be competitive with those we provide. We also believe the Web site hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for us to compete.

     In the area of Web site hosting, and the business of providing packaged Internet services to associations, a number of our competitors have significantly greater revenues than we have, and we believe that we can represent substantially less than 1% of these market sectors. We will strive to differentiate ourselves from our competitors:

     - by offering lower prices made possible by our lower overhead; and

     - with our ability to quickly adapt to new developments in our industry resulting from the small size of our organization.


     We do not compete directly with EarthLink (who provides our access to the Internet) nor with Verizon. We believe that we could replace EarthLink fairly easily if our agreement was terminated. However, replacing service with Verizon may be more difficult, and might severely impact our business. We have no provider transition steps in place in the event that either agreement is terminated.



EMPLOYEES



     As of October 31, 2001, we had no employees, other than our two officers and directors, Scott Vicari and Matthew Sebal, and director Ralph Brown. Scott Vicari and Matthew Sebal will provide all technical expertise. Mr. Vicari will work part time, approximately 6 hours per week. Mr. Sebal will also work part time, approximately 3 hours per week.



INTELLECTUAL PROPERTY



     We have no patented technology that would preclude or inhibit competitors from entering our market. We intend to apply for registration of the trade name HSN(NJ).com. We intend to apply for copyrights as we develop new products and Web application solutions. There can be no assurance that these measures will prove sufficient to prevent misappropriation of our intellectual property or to deter independent third-party development of similar products.



REGULATION


     Our operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally. As use of the Internet continues to grow, jurisdictions in which we operate may adopt regulations relating to prices charged users, content, privacy, intellectual property protection, libel or other matters. If adopted, such regulations could significantly affect our results of operations.


PROPERTIES


     Our corporate headquarters is in Fanwood, New Jersey. Our president is providing this space without charge. We believe that our properties are adequate and suitable for their intended purposes. The property is the location of another venture of which Mr. Vicari is a co-owner, Accounteks, L.L.C. (This business provides computer expertise to help clients maintain and operate their accounting and billing computer systems.) Mr. Vicari's partner in Accounteks, L.L.C. owns the property.


LEGAL PROCEEDINGS


     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS


     The following table sets forth certain information regarding our executive officers and directors:

NAME                                   AGE                       POSITION
----                                   ---                       --------
Scott Vicari.........................  29    Chairman of the Board, President, Treasurer,
                                             CEO, CFO, Controller
Matthew Sebal........................  31    Secretary, Director
Ralph Brown..........................  68    Director


  SCOTT VICARI, PRESIDENT, TREASURER, CEO, CFO, CONTROLLER AND CHAIRMAN OF THE BOARD



     Mr. Vicari has served as President, Treasurer, CEO, CFO, Controller and Chairman of the Board of Hosting Site Network, Inc. since April 30, 2001. Mr. Vicari is responsible for accounting and financial reporting. Mr. Vicari has worked in the computer network hardware/software industry since 1991. Mr. Vicari is a co-owner of Accounteks, LLC, which provides computer consulting to help clients maintain and operate their accounting and billing computer systems, this takes about two weeks a month of his time. Mr. Vicari also is employed part time with Hosting's attorneys, Kaplan Gottbetter & Levenson, LLP, working one day a week as Manager of Information Services, and part time two days a week as Manager of Information Services for Adams International, Inc., a software company based in Cider Grove, New Jersey. From 1991 to 1996 he was the manager of information systems for Clinton Industries Incorporated, an industrial sewing machine manufacturer. From 1997 to 2001 he was a network consultant with e-partners, Inc, an accounting software consultant. During that period he has been trained and certified on numerous industry standard software/ hardware including Microsoft, Novel, Cisco, Citrix and Sage. He currently holds Microsoft MCSE, Cisco CCNA and Sage certifications. He has worked as an IT administrator and IT consultant implementing a variety of network software/hardware and Internet projects for numerous clients. Mr. Vicari graduated from Bergen Community College in New Jersey with an A.S. degree in Business Management in 1994.



  MATTHEW SEBAL, SECRETARY AND DIRECTOR


     Mr. Sebal has served as Secretary and Director of Hosting Site Network, Inc. since April 30, 2001. Mr. Sebal has served as President and Chairman of Return Assured Incorporated, a publicly reporting company since June 2000. Return Assured provides a service that guarantees customers who ordered products through websites of certain merchants that the merchants' stated product return policy will be honored. From January 1999 to May 2000 he was Principal in IBM's e-business Services Group for British Columbia, Canada. From 1997 to 1998, Mr. Sebal was Director of Business Development for Communicate.com., a website design, development and hosting company. From 1995 to 1997, he was Senior Strategist for Emerge Online, Inc. a website design, development and hosting company. From 1990 to 1995, he was President of Sebal Enterprises, an import-export business. Mr. Sebal is also a Director of Mindfuleye Systems Inc., a publicly reporting company. Mindfuleye developed and markets Lexant, a new class artificial intelligence. Mr. Sebal graduated from the University of Western Ontario with a B.A. in Political Science in 1994.


  RALPH BROWN, DIRECTOR


     Mr. Brown has served as a director of Hosting Site Network, Inc. since April 30, 2001. He has practiced law in Toronto, Canada since 1959. He is also Secretary and a director of the Canadian Film Centre, the Chairman of Feature Film Project, and a director of the Norman Jewison Charitable Foundation. From October 1991 to July 1999, he was a partner in the law firm of Miller Thomson. Since August of 1999 to the present time, Mr. Brown has been a sole proprietor in Canada. Mr. Brown's practice concentrates on corporate, commercial and entertainment law. He acts for a diverse range of clients in private and public companies, varying in size from small owner-operated businesses to large, diversified corporations.

     Mr. Brown received his LL.B. from Osgood Hall Law School, York University in 1959, his B.A. from University of Toronto in 1955. He was called to the Ontario Bar in 1959 and was appointed Queen's Counsel in 1975. He is a member of the Canadian Bar Association.


EXECUTIVE COMPENSATION


     We have not paid any of our officers from our inception in May 31, 2000 through October 31, 2001. Directors Ralph Brown and Matthew Sebal each received 10,000 shares of our common stock.


     On April 30, 2001, we entered into a three year employment agreement with our president, CEO and treasurer Scott Vicari. In exchange for taking on the duties of president Mr. Vicari received 3,000,000 shares of our common stock. Pursuant to the terms of the employment agreement with Mr. Vicari, if he is no longer employed with the Company prior to December 31, 2002 he forfeits all 3,000,000 shares of the Company's common stock. If he is no longer employed with the Company prior to December 31, 2003 he forfeits 2,000,000 shares of the Company's stock. If he is no longer employed with the Company prior to December 31, 2004 he forfeits 1,000,000 shares of the Company's stock. The employment agreement ends April 30, 2004. There are no other compensation or severance terms. Hosting has the right to terminate the agreement upon Mr. Vicari's death or incapacity for two consecutive months or upon good cause. Mr. Vicari has the right to terminate the agreement if his title or duties are materially reduced.



2001 STOCK OPTION PLAN



     We adopted our 2001 Stock Option Plan in April 2001. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.


     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution. The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

     The board of directors will have discretion, in its view of what is best for the Company, whether to issue stock options and stock appreciation rights. There is no plan to register the options and underlying common stock for the 2001 Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2001. The information in this table provides the ownership information for:

          a. each person known by us to be the beneficial owner of more than 5% of our common stock;

          b.  each of our directors;

          c.  each of our executive officers; and

          d. our executive officers, directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 6,023,500 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.


                                                            NUMBER OF SHARES    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED   OUTSTANDING
------------------------------------                       ------------------   -----------
Scott Vicari.............................................      3,000,000*              49.9%
Matthew Sebal............................................         10,000        less than 1%
Ralph Brown..............................................         10,000        less than 1%
All Executive Officers and Directors as a Group (3
  persons)...............................................      3,020,000               50.1%
KGL Investments, Ltd.**..................................        200,000                  3%
  630 Third Avenue, 5th Floor
  New York, New York 10017


---------------

 * Pursuant to the terms of the employment contract with Mr. Vicari, if he is no longer employed with the Company prior to December 31, 2002 he forfeits all 3,000,000 shares of the Company's common stock. If he is no longer employed with the Company prior to December 31, 2003 he forfeits 2,000,000 shares of the Company's stock. If he is no longer employed with the Company prior to December 31, 2004 he forfeits 1,000,000 shares of the Company's stock.

** KGL Investment, Ltd. is owned and controlled by Kaplan Gottbetter & Levenson,
   LLP, counsel for the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In April, 2001 Hosting issued 3,000,000 shares of its common stock to its president Scott Vicari in exchange for him working as president of the Company. Pursuant to the terms of the employment contract with Mr. Vicari, if he is no longer employed with the Company prior to December 31, 2002 he forfeits 3,000,000 shares of the Company's common stock. If he is no longer employed with the Company prior to December 31, 2003 he forfeits 2,000,000 shares of the Company's stock. If he is no longer employed with the Company prior to December 31, 2004 he forfeits the remaining 1,000,000 shares of the Company's stock. These shares were valued at $.05 per share.

     In April, 2001 Hosting issued 10,000 shares of common stock to director Ralph Brown. These shares were valued at $.05 per share for a total of $500.



     In April, 2001 Hosting issued 10,000 shares of common stock to director Matthew Sebal. These shares were valued at $.05 per share for a total of $500.


     From November, 2000 to May, 2001 the Company issued 2,803,000 shares of its common stock at $.05 per share.

     In October, 2000 Hosting issued 200,000 shares of its common stock to KGL Investments, Ltd, the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to Hosting in exchange for legal services rendered, valued at $10,000. These shares were valued at $.05 per share. All other legal fees will be paid in cash.

     On September 14, 2000, Hosting concluded an asset purchase agreement with Nicklas Weich, (our former president CEO, CFO and Chairman of the Board), through which Hosting's then wholly owned subsidiary, CreativeSites.Com, Inc. acquired all of the assets of CreativeSites.com (Nicklas Weich's sole proprietorship) for 4,000,000 shares of our common stock issued to Nicklas Weich.

     On April 30, 2001 Hosting sold CreativeSites.com, Inc. to Nicklas Weich in exchange for his 4,000,000 shares of Hosting common stock. At that time Nicklas Weich resigned as president CEO, CFO and Chairman of the Board. At that time Scott Ventura and John McVeigh also resigned as directors.

     The purchase of Creativesites.com was unwound because Mr. Weich wanted it unwound. The assets of Creativesites.com were valued at $4,000 both at the time the assets were purchased in September 2000 and when they were sold in April 2001. There were no other assets or liabilities transferred between Hosting Site Network, Inc. and Creativesites.com. The common shares issued to and acquired from Mr. Weich were valued at $4,000.

     On September 14, 2000 Hosting issued 300,000 shares of Hosting common stock to each of Hosting's then directors Scott Ventura and John McVeigh in exchange for $300 from each of them. Mr. Ventura and Mr. McVeigh failed to pay the purchase price of $300, and subsequently resigned as directors. They both returned each of their 300,000 shares of common stock.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

           INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     This will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and requires us to indemnify officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons under these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is unenforceable.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 20,000,000 shares of Common Stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding as of the date of the prospectus, and 1,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding, the rights and preferences of which may be established from time to time by our Board of Directors.

     The following description of our securities contains all material information. However, the description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation together with our corporate bylaws.


COMMON STOCK


     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

          a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

          b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

          c. all liquidation preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.


PREFERRED STOCK


     Our board of directors is authorized, without further stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.


REPORTS TO STOCKHOLDERS


     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends September 30.


TRANSFER AGENT


     We have appointed Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 as transfer agent for our common stock.

                              SELLING STOCKHOLDERS

     All of the shares of Hosting common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 3,003,000 shares of Hosting common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

          a.  the name of each person who is a selling stockholder;

          b. the number of securities owned by each such person at the time of this offering; and

          c. the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.


                                                          SHARES OWNED            SHARES OWNED
                                         NUMBER OF   PRIOR TO THE OFFERING     AFTER THE OFFERING
                                          SHARES     ----------------------   ---------------------
SELLING STOCKHOLDER                       OFFERED     NUMBER     PERCENTAGE    NUMBER    PERCENTAGE
-------------------                      ---------   ---------   ----------   --------   ----------
Berinoto, Josephine....................      5,000       5,000                     -0-         -0-
Brown, Christopher F. .................      2,500       2,500                     -0-         -0-
CCD Consulting Commerce................    300,000     300,000      4.9%           -0-         -0-
Distribution AG........................
Coker, Peter L, Jr. ...................     40,000      40,000                     -0-         -0-
Connaughton, Amanda M. ................      2,500       2,500                     -0-         -0-
Conte, Michael C. .....................      5,000       5,000                     -0-         -0-
Dunlap Industries, LTD. ...............    200,000     200,000        3%           -0-         -0-
Florio, Carlotta.......................      5,000       5,000                     -0-         -0-
Francis, Debra.........................      2,500       2,500                     -0-         -0-
Galioto, Grayce G. ....................     10,000      10,000                     -0-         -0-
Gottbetter, Paul B. ...................      5,000       5,000                     -0-         -0-
Gottbetter, Adam S. ...................      5,000       5,000                     -0-         -0-
Graham, Marcus.........................      2,500       2,500                     -0-         -0-
Gunter, Shaaron K. ....................      2,500       2,500                     -0-         -0-
Hancock, Abigail and Steve.............     10,000      10,000                     -0-         -0-
HAPI Handels-und
  Beteiligungsgesellschaft mbH.........    300,000     300,000      4.9%           -0-         -0-
Hatcher, Katje E. .....................      2,000       2,000        *            -0-         -0-
Kaplan, Douglas........................      4,000       4,000        *            -0-         -0-
Kaplan, Steven.........................      4,000       4,000        *            -0-         -0-
Kauffman, Jeffrey I., Dr. .............      5,000       5,000        *            -0-         -0-
Kaussen, Winfried......................     20,000      20,000        *            -0-         -0-
KGL Investments, Ltd. .................    200,000     200,000        3%           -0-         -0-
Kramon, Florence.......................      2,500       2,500        *            -0-         -0-
La Centra, Ann.........................      5,000       5,000        *            -0-         -0-
Levenson, Paul R. .....................      5,000       5,000        *            -0-         -0-
Levner, Lawrence H. ...................      5,000       5,000        *            -0-         -0-
Ming Capital Enterprises, Ltd. ........    300,000     300,000      4.9%           -0-         -0-
Parisella, Mae.........................      5,000       5,000        *            -0-         -0-
Partner Marketing AG...................    300,000     300,000      4.9%           -0-         -0-
Private Investment Company, Ltd. ......    300,000     300,000      4.9%           -0-         -0-
Rapfogel, Scott E. ....................      6,000       6,000        *            -0-         -0-
Rector, David S. ......................     10,500      10,500        *            -0-         -0-

                                                          SHARES OWNED            SHARES OWNED
                                         NUMBER OF   PRIOR TO THE OFFERING     AFTER THE OFFERING
                                          SHARES     ----------------------   ---------------------
SELLING STOCKHOLDER                       OFFERED     NUMBER     PERCENTAGE    NUMBER    PERCENTAGE
-------------------                      ---------   ---------   ----------   --------   ----------
Rubinstein, Florence...................      2,000       2,000        *            -0-         -0-
Schirmer, Susan J. ....................      2,500       2,500        *            -0-         -0-
Seloz Gestion & Finance S.A. ..........    300,000     300,000      4.9%           -0-         -0-
Shangrila Investments Ltd./Turf Holding
  Ltd. ................................    300,000     300,000      4.9%           -0-         -0-
Sprung, Priscilla......................      2,500       2,500        *            -0-         -0-
TEL-EX-KA AG...........................    300,000     300,000      4.9%           -0-         -0-
Tuttle, Thomas.........................      2,500       2,500        *            -0-         -0-
Viking Investment Group II, Inc. ......     20,000      20,000        *            -0-         -0-
Yacht Club International, Inc. ........      2,000       2,000        *            -0-         -0-
Total..................................  3,003,000   3,003,000      100%           -0-         -0-


---------------

* Indicates less than one percent of the total outstanding common stock.

Note, there is no relation between director Ralph Brown and selling shareholder Christopher F. Brown.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The price is set at $.05 per share. The determination of the offering price has been arbitrarily determined. The selling stockholders may sell their shares through registered broker-dealers by one or more of, or a combination of, the following methods:

          a. purchase by a broker-dealer as principal and resale by such broker-dealer for its own account through this prospectus; and

          b. ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Selling shareholders may sell their shares in all 50 states in the U.S. Hosting will be profiled in the Standard & Poor's publications or "manuals".

                            MARKET FOR COMMON EQUITY


SHARES ELIGIBLE FOR FUTURE SALE



  MARKET INFORMATION


     There is no public trading market on which Hosting's Common Stock is traded. Hosting has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quote of Hosting's common stock on the NASD Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There are approximately forty-five (45) record holders of common equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of Hosting.


     We have outstanding 6,023,000 shares of our common stock. Of these shares, 3,003,000 shares, will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 3,003,000 of our outstanding shares (49.9%). In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1)% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                               LEGAL PROCEEDINGS

     We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                 LEGAL MATTERS


     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017.


                                    EXPERTS


     The financial statements of Hosting Site Network, Inc., a development stage company, as of September 30, 2001 and for the period from May 31, 2000 (inception) through September 30, 2001, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                           HOSTING SITE NETWORK, INC.


                         (A DEVELOPMENT STAGE COMPANY)



Auditors' Report............................................  F-3
Consolidated Balance Sheet of September 30, 2001............  F-4
Consolidated Statements of Operations for Year Ended
  September 30, 2001, the period from May 31, 2000
  (inception) to September 30, 2000; the period from May 31,
  2000 (inception) to September 30, 2001....................  F-5
Consolidated Statements of Cash Flows Year Ended September
  30, 2001; the period from May 31, 2000 (inception) to
  September 30, 2000; the period from May 31, 2000
  (inception) to September 30, 2001.........................  F-6
Statement of Changes in Shareholder's Equity from May 31,
  2000 (inception) to September 30, 2001....................  F-7
Notes to Financial Statements...............................  F-8

                           HOSTING SITE NETWORK, INC.


                                 AND SUBSIDIARY

                        (A DEVELOPMENT STAGE ENTERPRISE)

                     [LETTERHEAD OF ROGOFF & COMPANY, P.C.]


                          INDEPENDENT AUDITORS' REPORT


The Shareholders and Board of Directors
Hosting Site Network, Inc.:

     We have audited the accompanying consolidated balance sheet of Hosting Site Network, Inc. and subsidiary, (a development stage enterprise) as of September 30, 2001 and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity (deficit) for the year ended September 30, 2001 and the periods from May 31, 2000 (inception) to September 30, 2000 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hosting Site Network, Inc. and subsidiary at September 30, 2001, and the results of its operations, its cash flows and the changes in its shareholders' equity for the year ended September 30, 2001 and the periods from May 31, 2000 (inception) to September 30, 2000 and 2001, in conformity with accounting principles generally accepted in the United States.



                                              /s/ ROGOFF & COMPANY, P.C.


New York, NY
November 6, 2001

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


                           CONSOLIDATED BALANCE SHEET


                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
ASSETS
Current assets:
  Cash......................................................    $  35,045
                                                                ---------
  Total current assets......................................       35,045
Fixed assets:
  Computers and equipment (net of accumulated depreciation
     of $0).................................................       28,336
                                                                ---------
Total assets................................................    $  63,381
                                                                =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued liabilities.......................................    $   1,298
                                                                ---------
  Total current liabilities.................................        1,298
                                                                ---------
Shareholders' equity:
  Common stock -- 20,000,000 shares authorized; 6,023,000
     shares issued and outstanding; par value $.001.........        6,023
  Preferred stock -- 1,000,000 shares Authorized; -0- shares
     issued and Outstanding; par value $.001................           --
  Additional paid in capital................................      259,509
  Deferred stock based compensation.........................     (133,434)
  Deficit accumulated during the development stage..........      (70,015)
                                                                ---------
  Total shareholders' equity................................       62,083
  Total liabilities and shareholders' equity................    $  63,381
                                                                =========


          See accompanying Notes to Consolidated Financial Statements.

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         PERIOD FROM     PERIOD FROM
                                                                        MAY 31, 2000    MAY 31, 2000
                                                         YEAR ENDED      (INCEPTION)     (INCEPTION)
                                                        SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                            2001            2000            2001
                                                        -------------   -------------   -------------
Revenues..............................................   $      -0-       $    -0-        $    -0-
                                                         ----------       --------        --------
Expenses:
  General and administrative..........................       70,884            595          71,479
                                                         ----------       --------        --------
Total expenses........................................       70,884            595          71,479
                                                         ----------       --------        --------
Other Income:
  Interest............................................        1,464             --           1,464
                                                         ----------       --------        --------
Net loss..............................................   $  (69,420)      $   (595)       $(70,015)
                                                         ==========       ========        ========
Net Loss Per Share:
  Basic...............................................   $    (0.01)      $  (0.01)
  Diluted.............................................        (0.01)         (0.01)
                                                         ==========       ========
Weighted average shares of common stock used in
  calculation of net loss per share...................    6,235,659        201,644
                                                         ==========       ========


          See accompanying Notes to Consolidated Financial Statements.

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         PERIOD FROM     PERIOD FROM
                                                                        MAY 31, 2000    MAY 31, 2000
                                                         YEAR ENDED      (INCEPTION)     (INCEPTION)
                                                        SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                            2001            2000            2001
                                                        -------------   -------------   -------------
Cash Flows From Operating Activities:
  Net loss............................................    $(69,420)        $  (595)       $(70,015)
  Adjustments to reconcile net loss to net cash used
     by operating activities:
     Depreciation.....................................          48             167             215
     Common stock issued for services/expenses........      17,566             428          17,994
                                                          --------         -------        --------
                                                           (51,806)             --         (51,806)
Changes in assets and liabilities:
  Increase(Decrease) in accounts payable..............       1,298              --           1,298
                                                          --------         -------        --------
Cash used by operating activities.....................     (50,508)             --         (50,508)
                                                          --------         -------        --------
Cash Flows from investing activities
  Activities:
     Investment in property and equipment.............     (28,336)             --         (28,336)
                                                          --------         -------        --------
Cash used by investing activities.....................     (28,336)             --         (28,336)
                                                          --------         -------        --------
Cash Flows From Financing Activities:
  Proceeds of private placement offering net of
     $26,261 direct costs.............................     113,889              --         113,889
                                                          --------         -------        --------
Cash provided by financing Activities.................     113,889              --         113,889
                                                          --------         -------        --------
Net increase in cash..................................      35,045              --          35,045
Cash, beginning of year...............................          --              --              --
                                                          --------         -------        --------
Cash, end of year.....................................    $ 35,045         $    --        $ 35,045
                                                          ========         =======        ========
Supplemental cash flow disclosures:
Non-cash investing and financing activities:
Common stock issued for acquisition...................    $     --         $ 6,295        $  6,295
Receivable from shareholders in connection with
  subscription from common stock......................    $     --         $   600        $     --
Issuance of common stock for deferred offering
  costs...............................................    $(10,000)        $20,000        $ 10,000
Cancellation of stock purchased back..................    $ (5,652)        $    --        $ (5,652)


          See accompanying Notes to Consolidated Financial Statements.

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 MAY 31, 2000 (INCEPTION) TO SEPTEMBER 30, 2001


                                                                                                          DEFERRED
                                           NUMBER OF    COMMON    PAID-IN    EARNINGS    SUBSCRIPTION   STOCK BASED
                                             SHARES      STOCK    CAPITAL    (DEFICIT)    RECEIVABLE    COMPENSATION     TOTAL
                                           ----------   -------   --------   ---------   ------------   ------------   ---------
Issuance of common stock for subscription
  receivable.............................     600,000   $  600    $     --   $     --       $(600)       $      --     $      --
In kind contributions:
  Creativesites.com's Assets and
    contracts............................   4,000,000    4,000       2,295         --          --               --         6,295
  Contributed legal service..............     400,000      400      19,600         --          --               --        20,000
  Net income (loss)......................                   --          --      ( 595)         --               --          (595)
                                           ----------   -------   --------   --------       -----        ---------     ---------
Balances, September 30, 2000.............    5,000,00    5,000      21,895       (595)       (600)              --        25,700
Change in the agreement for Contributed
  legal services -- October 1, 2000......    (200,000)    (200)     (9,800)        --          --               --       (10,000)
Purchase back and cancellation of stock
  in exchange for subsidiary
  Creativesite.com, Inc., -- April 30,
  2001...................................  (4,000,000)  (4,000)     (1,652)        --          --               --        (5,652)
Cancellation of stock issued for
  subscription receivable April 30,
  2001...................................    (600,000)    (600)         --         --         600               --            --
Issuance of common stock for compensated
  services...............................   3,000,000    3,000     147,000         --          --               --       150,000
Deferred stock based compensation in
  connection with vesting period (see
  Note 4(D) "Related Parties and
  Contributed Services").................          --       --          --         --          --         (133,434)     (133,434)
Issuance of common stock at $0.05 per
  share, net of $36,261 direct
  costs -- November 2000 -- May 2001.....   2,803,000    2,803     101,086         --          --               --       103,889
Issuance of common stock for directors'
  fees...................................      20,000       20         980         --          --               --         1,000
Net loss.................................          --       --          --    (69,420)         --               --       (69,420)
                                           ----------   -------   --------   --------       -----        ---------     ---------
Balances, August 31, 2001................   6,023,000   $6,023    $259,509   $(70,015)      $  --        $(133,434)    $  62,083
                                           ==========   =======   ========   ========       =====        =========     =========


          See accompanying Notes to Consolidated Financial Statements.

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS

     Hosting Site Network, Inc. ("Hosting" or the "Company") which was incorporated on May 31, 2000, seeks through its wholly owned subsidiary HSN, Inc., to provide businesses with opportunities to generate revenues by supplying those businesses with internet technology solutions and services. The Company intends to provide the computer software, network technology and systems management necessary to offer its customers comprehensive outsourced website and application hosting solutions. The principal products and services, that the Company and its subsidiary plan to offer are:

     Website hosting

    E-mail and related services such as conference and bulletin board facilities and mailing list management.

     From inception through September 30, 2001, Hosting has been in the developmental stage, developing its business plans and raising capital. There have been no operations or revenues since inception.

2.  BASIS OF PRESENTATION AND CONSOLIDATION


     On September 14, 2000, Hosting concluded an asset purchase agreement with Nicklas Weich, through which the Company's wholly owned subsidiary, Creative Site.Com, Inc. acquired all of the assets of CreativeSites.com for 4,000,000 of the Company's common stock. In the absence of any other basis to estimate the fair market value of the stock transferred to Nicklas Weich, the Company took the position that the fair market value of the stock equaled the fair market value of the assets and contracts acquired from Creative Sites.com.


Out-of-pocket expenses......................................  $  428
Computers and equipment.....................................   2,867
Realized portion of contract agreements.....................   3,000
                                                              ------
                                                              $6,295
                                                              ======

     The September 30, 2000 financial statements were prepared as if this asset purchase agreement took place on May 31, 2000.

     On April 30, 2001 the Company's wholly owned subsidiary CreativeSites.com, Inc. was sold to Nicklas Weich in exchange for his 4,000,000 shares of the Company's common stock.

     On August 20, 2001 the Company's wholly owned operating subsidiary HSN
(NJ), Inc. was incorporated in the state of New Jersey.

     The consolidated financial statements include the accounts of Hosting Site Network, Inc. and its wholly owned subsidiaries, Creativesites.com, Inc. for the period from September 14, 2000 through April 30, 2001 and HSN (NJ), Inc. for the period from August 21, 2001 through September 30, 2001. All intercompany transactions and balances have been eliminated.

3.  SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and matters for disclosure at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred tax asset to the amounts expected to be realized.

  DIVIDENDS

     Hosting Site Network, Inc. does not expect to pay cash dividends on its common stock in the foreseeable future. The board of directors has sole discretion to pay cash dividends based on the company's financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

  FINANCIAL INSTRUMENTS

     Current assets and liabilities are reported at their face amount, which because of their short-term nature, approximates fair value.

  NET LOSS PER SHARE

     Basic net loss per share is computed by dividing net loss by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by adding other common stock equivalents, including, stock options, warrants and convertible preferred stock, to the weighted average number of common shares outstanding during the period, if dilutive. Potentially dilutive securities have been excluded from the computation of diluted net loss as their inclusion would be antidilutive.

     The calculation of basic and diluted net loss per share is as follows:


                                                              YEAR ENDED SEPTEMBER 30
                                                              -----------------------
                                                                 2001         2000
                                                              -----------   ---------
Net loss per share:
  Net loss..................................................  $  (69,420)   $   (595)
                                                              ==========    ========
Weighted average shares of Common stock outstanding Used in
  calculation of Basic and diluted net Loss per share.......   6,235,659     201,644
                                                              ==========    ========
Basic and diluted net loss..................................  $    (0.01)   $  (0.01)
                                                              ==========    ========


  FIXED ASSETS

     Fixed assets, consisting of computers and equipment are stated at historical cost, net of accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which is generally five years or less for computers and equipment.

                           HOSTING SITE NETWORK, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  COMPREHENSIVE INCOME (LOSS)

     There is no difference in the Company's historical net losses as reported and comprehensive net loss.

  ACCRUAL BASIS

     The financial statements have been prepared on the accrual basis of accounting. Revenues are reflected when earned and expenses are recognized when incurred.

     The Company has reviewed Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," and its effect on the recognition of web hosting fee revenue. At September 30, 2001 The Company has not entered into any written or oral web site hosting agreements with third parties. The Company only expects to make written agreements in the future. Revenue from these third parties will be recognized only when the terms of the written contracts are satisfied.

4.  RELATED PARTIES, CONTRIBUTED CAPITAL & COMPENSATION SERVICES


     A. As of September 30, 2000, all significant contributed capital of the Company was provided by four shareholders who owned one hundred (100) percent of the Company's shares. Nicklas Weich the then president, CEO, CFO and Chairman of the Board owned eighty (80) percent of the Company's outstanding common stock. Two other executive officers and directors of the Company, Scott Ventura and John McVeigh owned twelve (12) percent of the Company's common stock, six (6) percent each. They both purchased the stocks at par value. Kaplan, Gottbetter & Levenson, LLP,("KGL") the Company's legal representative owned eight (8) percent of the Company's common stock. 400,000 shares, were committed to KGL, in exchange for $20,000 worth of legal services in connection with planned private and public placements of the Company's stock. However during the fiscal year ended September 30, 2001 their compensation agreement was amended and KGL was given 200,000 shares for $10,000 worth of legal services and the balance on the legal fees was paid in cash.


     B. In September 2000, the Company's Board of Directors authorized a private placement offering of the Company's common stock to a limited number of sophisticated investors at a price of $.05 per share. From November 2000 to May 2001, the Company completed the private placement of 2,803,000 shares of common stock, resulting in cash proceeds of $140,150. The offering expenses were charged against the proceeds of this offering.


     C. On April 30, 2001 the Company sold Creativesites.com to Mr. Weich in exchange for his 4,000,000 shares of the Company's common stock. At that time Mr. Weich resigned from all his duties with the Company. In addition both Scott Ventura and John McVeigh returned each of their 300,000 shares of common stock since they failed to pay the purchase price and subsequently resigned as directors of the Company.


     D. On April 30, 2001 the Company signed an executive employment agreement with the Company's new president Mr. Scott Vicari. Under the agreement Mr. Vicari was granted 3,000,000 shares of common stock as a compensation for his services to the Company. However if Mr. Vicari's employment with the Company is terminated prior to December 31, 2002 he forfeits the entire 3,000,000 shares of the Company's stock. If his employment is terminated prior to December 31, 2003 he forfeits 2,000,000 shares of the Company's stock. Finally if Mr. Vicari's employment is terminated prior to December 31, 2004 he forfeits the remaining 1,000,000 shares of the Company's stock. The stock compensation issued to Mr. Vicari was valued based upon the value placed on the shares during the private placement (five cents per share) as that was the value for the securities at the time of issue, and there was not a more reliable way to measure the services performed by Mr. Vicari for the Company. The amount is being amortized over the forty-four month of the employment contract period. Compensation expense of $16,566 was charged to expense for the year ended

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

September 30, 2001. The balance of the stock based compensation was deferred over the remaining period of the contract and is reflected as a reduction of shareholders' equity.


     In April 30, 2001 the Company issued 10,000 shares of common stock, to each of its newly appointed directors Ralph Brown and Matthew Sebal as directors' fees for their services during the current fiscal year. These shares were valued based upon the value placed on the shares during the private placement ($1,000).


     E. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

5.  STOCK OPTIONS

     Hosting Site Network adopted its 2001 Stock Option Plan in April 2001. The plan provides for the grant of options intended to qualify as "incentive stock options," options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options". The Company has not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by the Company's board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price thereof and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan will be evidenced by a written agreement between the company and the optionee.

     Options may be granted to the Company's employees (including officers) and directors and certain of the Company's consultants and advisors.

6.  INCOME TAXES

     No provision for federal or state income taxes has been recorded due to net operating loss carryforwards totaling approximately $54,500 that will be offset against future taxable income. In addition, deductions for deferred compensation that are now deductible for financial statement purposes are not deductible for tax purposes. These items will be offset against future taxable income. A valuation allowance was established to the extent of the tax benefit of the operating loss and deferred compensation. Accordingly no deferred tax asset was provided for.


     Because there is a risk of forfeiture, the compensatory shares issued to Mr. Vicari will not be expensed for income tax purposes the same way they are expensed for financial statement purposes. Instead they will be expensed according to the following schedule:



YEAR ENDED                                                    FINANCIAL      TAX
SEPTEMBER 30                                                  STATEMENTS   RETURNS
------------                                                  ----------   --------
2001........................................................   $ 16,566    $    -0-
2002........................................................     41,047         -0-
2003........................................................     41,220      50,000
2004........................................................     40,817      50,000
2005........................................................     10,350      50,000
                                                               --------    --------
                                                               $150,000    $150,000
                                                               ========    ========

                           HOSTING SITE NETWORK, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued Statement No. 141 Business Combinations and Statement No. 142 Goodwill and Other Intangible Assets. These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of September 30, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

     In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 Accounting For Asset Retirement Obligations and in August 15, 2001, Statement No. 144 Accounting For Impairment and Disposal of Long Lived Assets.

     Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

     Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

     The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Hosting Site Network, Inc. (the "Registrant") under certain circumstances as follows:


INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.


     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.


     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.


     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporation provide as follows:


NINTH:


     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.


TENTH:


     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article VII of the Registrant's by-laws provides as follows:

                         ARTICLE VII -- INDEMNIFICATION


     Section 7.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.



     Section 7.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.



     Section 7.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.



     Section 7.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.



     Section 7.5. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.



     Section 7.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee.........  $    50.00
Legal Fees..................................................   65,000.00
Accounting Fees.............................................    5,000.00
Printing and Engraving......................................    2,600.00
Miscellaneous...............................................    1,900.00
                                                              ----------
TOTAL.......................................................  $74,550.00


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


     In April, 2001 Hosting issued 3,000,000 shares of its common stock to its president Scott Vicari in exchange. These shares were valued at par value, $.05 per share. Pursuant to the terms of the employment contract with Mr. Vicari, if he is no longer employed with Hosting prior to December 31, 2002 he forfeits all 3,000,000 shares of Hosting's common stock. If he is no longer employed with Hosting prior to December 31, 2003 he forfeits 2,000,000 shares of Hosting's stock. If he is no longer employed with the Company prior to December 31, 2004 he forfeits the remaining 1,000,000 shares of the Company's stock.

     In April, 2001 Hosting issued 10,000 shares of common stock to director Ralph Brown. These shares were valued at par value, $.05 per share for a total of $500.

     In April, 2001 Hosting issued 10,000 shares of common stock to director Matthew Sebal. These shares were valued at par value, $.05 per share for a total of $500.


     From November, 2000 to May, 2001 Hosting issued 2,803,000 shares of its common stock at $.05 per share for a total of $140,175. These purchasers are listed in the Selling Stockholder section of the prospectus.


     In October, 2000 Hosting issued 200,000 shares of its common stock to KGL Investments, Ltd, the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to Hosting in exchange for legal services rendered, valued at $10,000. These shares were valued at $.05 per share.

     On September 14, 2000, Hosting concluded an asset purchase agreement with Nicklas Weich, (Hosting's former president CEO, CFO and Chairman of the Board), through which Hosting's then wholly owned subsidiary, CreativeSites.Com, Inc. acquired all of the assets of CreativeSites.com (Nicklas Weich's sole proprietorship) for 4,000,000 shares of Hosting's common stock issued to Nicklas Weich. These shares were valued at $.001 per share, a total of $4,000.

     On April 30, 2001 Hosting sold CreativeSites.com, Inc. to Nicklas Weich in exchange for his 4,000,000 shares of the Registrant's common stock. At that time Nicklas Weich resigned as president CEO, CFO and Chairman of the Board. At that time Scott Ventura and John McVeigh also resigned as directors.

     On September 14, 2000 Hosting issued 300,000 shares of Hosting common stock to each of the Registrant's then directors Scott Ventura and John McVeigh in exchange for $300 from each of them. Mr. Ventura and Mr. McVeigh failed to pay the purchase price and subsequently resigned as directors. They both returned each of their 300,000 shares of Hosting common stock. These shares were valued at $.001 per share.

     These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.  EXHIBITS.



EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
 *3.1    --   Certificate of Incorporation
 *3.2    --   By-Laws
 *4.1    --   Specimen Certificate of Common Stock
  5.1    --   Form of Opinion of Counsel
*10.1    --   Stock Option Plan
 10.2    --   Employment Agreement with Mr. Vicari
 10.3    --   EarthLink Service Agreement
*21.1    --   List of Subsidiaries
 23.1    --   Accountant's Consent
 23.2    --   Counsel's Consent to Use Opinion (included in Exhibit 5.1)


---------------

* Previously filed.


ITEM 28.  UNDERTAKINGS.


     The Registrant undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement, including (but not limited to) the addition of an underwriter.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, New York on January 11, 2002.


                                          HOSTING SITE NETWORK, INC.


                                          By:       /s/ SCOTT VICARI


                                            ------------------------------------

                                                        Scott Vicari
                                               President, CEO, CFO Treasurer,
                                                          Controller
                                                 and Chairman of the Board

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


                     SIGNATURE                                   TITLE                     DATED
                     ---------                                   -----                     -----
                 /s/ SCOTT VICARI                         President, CEO, CFO,       January 11, 2002
---------------------------------------------------    Treasurer, Controller and
                   Scott Vicari                          Chairman of the Board




                 /s/ MATTHEW SEBAL                        Secretary, Director        January 11, 2002
---------------------------------------------------
                   Matthew Sebal




                  /s/ RALPH BROWN                               Director             January 11, 2002
---------------------------------------------------
                    Ralph Brown